UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2010

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA		98225
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2010, Pengram Corporation (the "Company") entered into an agreement dated for reference November 2, 2009 (the "Agreement") with Agus Abidin ("Abidin") to acquire an option to earn up to an 85% interest in four mineral concessions located in the Lobongan District of Northern Sulawesi, Indonesia (the “Manado Gold Property”). Under the terms of the Agreement, the Company has agreed to pay $35,000 to the owner of the Manado Gold Property (the “Owner”) for the exclusive right for 90 days to formalize an agreement (the “Acquisition Agreement”) to earn up to an 85% undivided interest in the Manado Gold Property. After the 90 day period, the Company may elect to exercise its option to enter into the Acquisition Agreement and will have 30 days to finalize the terms of the formal Acquisition Agreement.

Under the terms of the proposed Acquisition Agreement, the Company will be able to earn an interest in the Manado Gold Property by making cash payments, issuing shares and completing work programs at various stages. The Company will be able to acquire:

(a)

an initial 10% interest in the Manado Gold Property by paying $90,000 and issuing 150,000 shares of the Company’s common stock to the Owner on execution of the Acquisition Agreement, and completing a mineral exploration program at a cost of not less than $250,000 prior to the first anniversary of the Acquisition Agreement;

(b)

an additional 15% interest in the Manado Gold Property by paying $100,000 and issuing 300,000 shares of the Company’s common stock to the Owner on the first anniversary of the Acquisition Agreement, and completing a mineral exploration program at a cost of not less than $500,000 prior to the second anniversary of the Acquisition Agreement;

(c)

an additional 26% interest in the Manado Gold Property by paying $200,000 and issuing 500,000 shares of the Company’s common stock to the Owner on the second anniversary of the Acquisition Agreement, and completing a mineral exploration program at a cost of not less than $1,000,000 prior to the third anniversary of the Acquisition Agreement; and

(d)	an additional 34% interest in the Manado Gold Property by completing a scoping study.

If the Company acquires an 85% interest in the Manado Gold Property under the proposed Acquisition Agreement, the Company will be responsible for the costs of any feasibility studies and, if warranted, placing the Manado Gold Property into commercial production. In addition, the Company will have an option to acquire the remaining 15% interest in the Manado Gold Property by paying the Owner $5,000,000.

Additional terms of the proposed Acquisition Agreement include, among other things, that the Company will be responsible for all costs in maintaining the Manado Gold Property in good standing, and the Company will have the right to terminate the Acquisition Agreement on 60 days notice. If the proposed Acquisition Agreement is terminated, the Company will be entitled to retain the interest in the property it earned as of the termination date.

During the 90 days in which the Company will be conducting due diligence on the Manado Gold Property, the Owner of the Manado Gold Property is prohibited from negotiating with or entering into an agreement with any third party in connection with the disposition or any other encumbrance of it its interest in the Manado Gold Property.

There is no assurance that the Company will exercise its option to enter into the formal Acquisition Agreement, or that it will be able to earn any interest in the Manado Gold Property.

Attached as Exhibit 10.1 to this report is the Agreement dated for reference November 2, 2009 executed by the parties on January 19, 2010.

SECTION 7 – REGULATION FD DISCLOSURE

ITEM 7.01        REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 to this report, and incorporated by reference herein, is a news release that the Company disseminated on January 19, 2010 announcing the entry into the Agreement as disclosed in Item 1.01 above.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Agreement dated for reference November 2, 2009 executed on January 19, 2010 between the Company and Agus Abidin.

99.1	News release dated January 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION
Date: January 20, 2010
	By:	/s/ Richard W. Donaldson
RICHARD W. DONALDSON
President and Chief Executive Officer